Exhibit 99.1

ADTRAN, INC.

REPORTS RESULTS for the FIRST QUARTER 2014 and DECLARES QUARTERLY CASH

DIVIDEND

HUNTSVILLE, Ala.—(BUSINESS WIRE)—April 15, 2014—ADTRAN, Inc. (NASDAQ:ADTN) reported results for the first quarter 2014. For the quarter, sales were $147,004,000 compared to $143,013,000 for the first quarter of 2013. Operating income was $11,298,000 compared to $6,563,000 for the first quarter of 2013. Net income was $9,607,000 compared to $7,890,000 for the first quarter of 2013. Earnings per share, assuming dilution, were $0.17 compared to $0.13 for the first quarter of 2013. Non-GAAP earnings per share were $0.21 compared to $0.17 for the first quarter of 2013. The reconciliation between GAAP earnings per share, diluted, and non-GAAP earnings per share, diluted, is in the table provided.

ADTRAN Chief Executive Officer Tom Stanton stated, “Revenue for the quarter came in at $147 million, up 3% over last year. Lower sales in the US were offset by international sales which grew 56% over the same period last year. Operating income increased 72% buoyed by higher gross margins in both our US and international businesses.”

The Company also announced that its Board of Directors declared a cash dividend for the first quarter of 2014. The quarterly cash dividend is $0.09 per common share to be paid to holders of record at the close of business on May 1, 2014. The ex-dividend date is April 29, 2014 and the payment date is May 15, 2014.

The Company confirmed that its first quarter conference call will be held Wednesday, April 16, 2014 at 9:30 a.m. Central Time. This conference call will be web cast live through StreetEvents.com. To listen, simply visit the Investor Relations site at www.adtran.com or www.streetevents.com approximately 10 minutes prior to the start of the call and click on the conference call link provided.

An online replay of the conference call will be available for seven days at www.streetevents.com. In addition, an online replay of the conference call, as well as the text of the Company’s earnings release, will be available on the Investor Relations site at www.adtran.com for at least 12 months following the call.

ADTRAN, Inc. is a leading global provider of networking and communications equipment. ADTRAN’s products enable voice, data, video and Internet communications across a variety of network infrastructures. ADTRAN solutions are currently in use by service providers, private enterprises, government organizations, and millions of individual users worldwide. For more information, please visit www.adtran.com.

For more information, contact the company at 800 9ADTRAN (800 923-8726) or via email at info@adtran.com. On the Web, visit www.adtran.com.

This press release contains forward-looking statements which reflect management’s best judgment based on factors currently known. However, these statements involve risks and uncertainties, including the successful development and market acceptance of new products, the degree of competition in the market for such products, the product and channel mix, component costs, manufacturing efficiencies, and other risks detailed in our annual report on Form 10-K for the year ended December 31, 2013. These risks and uncertainties could cause actual results to differ materially from those in the forward-looking statements included in this press release.

CONTACT: Jim Matthews Senior Vice President/CFO 256-963-8775	INVESTOR SERVICES/ASSISTANCE: Gayle Ellis 256-963-8220

Condensed Consolidated Balance Sheet

(Unaudited)

(In thousands)

	March 31, 2014	December 31, 2013
Assets
Cash and cash equivalents	$52,815	$58,298
Short-term investments	89,160	105,760
Accounts receivable, net	100,524	85,814
Other receivables	28,967	18,249
Inventory	87,396	90,111
Prepaid expenses	5,005	4,325
Deferred tax assets, net	15,181	17,083

Total Current Assets	379,048	379,640

Property, plant and equipment, net	75,885	76,739
Deferred tax assets, net	11,491	9,622
Goodwill	3,492	3,492
Other assets	11,933	11,180
Long-term investments	309,452	309,225

Total Assets	$791,301	$789,898

Liabilities and Stockholders’ Equity
Accounts payable	$59,097	$48,282
Unearned revenue	27,533	22,205
Accrued expenses	10,683	12,776
Accrued wages and benefits	17,448	14,040
Income tax payable, net	5,272	5,002

Total Current Liabilities	120,033	102,305

Non-current unearned revenue	15,116	14,643
Other non-current liabilities	23,476	22,144
Bonds payable	30,000	46,200

Total Liabilities	188,625	185,292

Stockholders’ Equity	602,676	604,606

Total Liabilities and Stockholders’ Equity	$791,301	$789,898

Consolidated Statements of Income

(Unaudited)

(In thousands, except per share data)

	Three Months Ended
	March 31,
	2014	2013
Sales	$147,004	$143,013
Cost of sales	69,214	73,336

Gross Profit	77,790	69,677

Selling, general and administrative expenses	33,939	30,603
Research and development expenses	32,553	32,511

Operating Income	11,298	6,563

Interest and dividend income	1,294	1,768
Interest expense	(227)	(581)
Net realized investment gain	2,192	3,645
Other income (expense), net	122	(1,672)

Income before provision for income taxes	14,679	9,723

Provision for income taxes	(5,072)	(1,833)

Net Income	$9,607	$7,890

Weighted average shares outstanding – basic	56,751	61,847
Weighted average shares outstanding – diluted (1)	57,368	62,030

Earnings per common share – basic	$0.17	$0.13
Earnings per common share – diluted (1)	$0.17	$0.13

(1) Assumes exercise of dilutive stock options calculated under the treasury stock method.

Consolidated Statements of Comprehensive Income

(Unaudited)

(In thousands)

	Three Months Ended March 31,
	2014	2013
Net Income	$9,607	$7,890

Other Comprehensive Loss, net of tax:
Unrealized losses on available-for-sale securities	(921)	(1,644)
Foreign currency translation	252	323

Other Comprehensive Loss, net of tax	(669)	(1,321)

Comprehensive Income, net of tax	$8,938	$6,569

Consolidated Statements of Cash Flows

(Unaudited)

(In thousands)

	Three Months Ended
	March 31,
	2014	2013
Cash flows from operating activities:
Net income	$9,607	$7,890
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	3,580	3,663
Amortization of net premium on available-for-sale investments	1,135	1,754
Net realized gain on long-term investments	(2,192)	(3,645)
Net (gain) loss on disposal of property, plant and equipment	(3)	17
Stock-based compensation expense	2,057	2,232
Deferred income taxes	627	715
Tax benefit from stock option exercises	57	—
Excess tax benefits from stock-based compensation arrangements	(55)	—
Change in operating assets and liabilities:
Accounts receivable, net	(14,668)	(1,306)
Other receivables	(10,710)	(224)
Inventory	2,739	6,540
Prepaid expenses and other assets	(2,024)	(217)
Accounts payable	11,043	7,170
Accrued expenses and other liabilities	8,431	1,188
Income tax payable, net	275	379

Net cash provided by operating activities	9,899	26,156

Cash flows from investing activities:
Purchases of property, plant and equipment	(2,042)	(643)
Proceeds from disposals of property, plant and equipment	1	—
Proceeds from sales and maturities of available-for-sale investments	85,072	118,133
Purchases of available-for-sale investments	(69,182)	(125,411)

Net cash provided by (used in) investing activities	13,849	(7,921)

Cash flows from financing activities:
Proceeds from stock option exercises	1,541	55
Purchases of treasury stock	(9,427)	(22,546)
Dividend payments	(5,102)	(5,586)
Payments on long-term debt	(16,500)	—
Excess tax benefits from stock-based compensation arrangements	55	—

Net cash used in financing activities	(29,433)	(28,077)

Net decrease in cash and cash equivalents	(5,685)	(9,842)
Effect of exchange rate changes	202	25
Cash and cash equivalents, beginning of period	58,298	68,457

Cash and cash equivalents, end of period	$52,815	$58,640

Supplemental disclosure of non-cash investing activities
Purchases of property, plant and equipment included in accounts payable	$85	$92

Supplemental Information

Acquisition Related Expenses, Amortizations and Adjustments

(Unaudited)

(In thousands)

On August 4, 2011, we closed on the acquisition of Bluesocket, Inc. and on May 4, 2012, we closed on the acquisition of the Nokia Siemens Networks Broadband Access business (NSN BBA). Acquisition related expenses, amortizations and adjustments for the three months ended March 31, 2014 and 2013 for both transactions are as follows:

	Three Months Ended
	March 31,
	2014	2013
Bluesocket, Inc. acquisition
Amortization of acquired intangible assets and other purchase accounting adjustments	$246	$293

NSN BBA acquisition
Amortization of acquired intangible assets	302	294
Amortization of other purchase accounting adjustments	361	410
Acquisition related professional fees, travel and other expenses	48	154

Subtotal	711	858

Total acquisition related expenses, amortizations and adjustments	957	1,151
Provision for income taxes	(316)	(380)

Total acquisition related expenses, amortizations and adjustments, net of tax	$641	$771

The acquisition related expenses, amortizations and adjustments above were recorded in the following Consolidated Statements of Income categories for the three months ended March 31, 2014 and 2013:

	Three Months Ended
	March 31,
	2014	2013
Revenue (adjustments to deferred revenue recognized in the period)	$243	$262
Cost of goods sold	34	87

Subtotal	277	349

Selling, general and administrative expenses	55	161
Research and development expenses	625	641

Subtotal	680	802

Total acquisition related expenses, amortizations and adjustments	957	1,151
Provision for income taxes	(316)	(380)

Total acquisition related expenses, amortizations and adjustments, net of tax	$641	$771

Supplemental Information

Stock-based Compensation Expense

(Unaudited)

(In thousands)

	Three Month Ended
	March 31,
	2014	2013
Stock-based compensation expense included in cost of sales	$116	$106

Selling, general and administrative expense	1,026	1,063
Research and development expense	915	1,063

Stock-based compensation expense included in operating expenses	1,941	2,126

Total stock-based compensation expense	2,057	2,232
Tax benefit for expense associated with non-qualified options	(284)	(307)

Total stock-based compensation expense, net of tax	$1,773	$1,925

Reconciliation of GAAP net income per share, diluted, to

Non-GAAP net income per share, diluted

(Unaudited)

	Three Months Ended
	March 31,
	2014	2013
GAAP earnings per common share – diluted	$0.17	$0.13

Acquisition related expenses, amortizations and adjustments	0.01	0.01
Stock-based compensation expense	0.03	0.03

Non-GAAP earnings per common share – diluted	$0.21	$0.17